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PRESS RELEASE                                             FOR IMMEDIATE RELEASE
                                                     Contact:  John G. Robinson
                                                      Telephone: (724) 684-6800


                         FEDFIRST FINANCIAL CORPORATION
                   ANNOUNCES ANNUAL MEETING OF STOCKHOLDERS


      MONESSEN, PA-- March 16, 2007- FedFirst Financial Corporation (NASDAQ
Capital: FFCO; the "Company"), the parent company of First Federal Savings Bank, today announced that the Company's annual meeting of stockholders will be held on May 16, 2007 at 10:00 a.m.


      FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating eight full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary.


                                  * * * * *
      Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates and our ability to control costs and expenses and other factors that may be described in the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.